                                                           EXHIBIT (a)(8)



                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give to Payer.- Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


For this type of account:                Give the Social Security number of:
-------------------------                -----------------------------------
1.  An individual's account              The individual

2.  Two or more individuals              The actual owner of the account or,
    (joint account)                      if combined funds, any one of the
                                         individuals (1)

3.  Custodian account of a minor         The minor (2)
    (Uniform Gift to Minors Act)

4.  a.  The usual revocable savings      The grantor-trustee(1)
        trust account (grantor is
        also trustee)

    b.  So-called trust account that     The actual owner(1)
        is not a legal or valid trust
        under State law

5.  Sole proprietorship account          The owner(3)

6.  A valid trust, estate, or pension    The legal entity (Do not furnish
    trust                                the identifying number of the
                                         personal representative or trustee
                                         unless the legal entity itself is not
                                         designated in the account title.) (4)
-------------------------                -----------------------------------
(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employee Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.








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              GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9
                                        Page 2


-------------------------                -----------------------------------
For this type of account:                Give the Employer Identification
                                         number of:
-------------------------                -----------------------------------
7.  Corporate account                    The corporation

8.  Religious, charitable, or            The organization
    educational organization
    account

9.  Partnership                          The partnership

10. Association, club, or other          The organization
    tax-exempt organization

11. A broker or registered nominee       The broker or nominee

12. Account with the Department of       The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that receives
    agricultural program payments

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                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9
                                          Page 3



Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding on ALL payments include the following:

     - A corporation.
     - A financial institution.
     - An organization exempt from tax under section 501(a), or an individual retirement plan.
     - The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - An international organization or any agency, or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     - A real estate investment trust.
     - A common trust fund operated by a bank under section 584(a).
     - An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     - A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     - Payments made by certain foreign organizations.





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                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9
                                          Page 4


     Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     - Payments described in section 6049(b)(5) to non-resident aliens.
     - Payments on tax-free covenant bonds under section 1451.
     - Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6045A.

Privacy Act Notice.-- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.



















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                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                              NUMBER ON SUBSTITUTE FORM W-9
                                          Page 5


Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For Additional Information Contact Your Tax Consultant or the Internal Revenue Service.